UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2022

PATHFINDER ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40074	98-1575384
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1950 University Avenue Suite 350 Palo Alto, CA 94303	94129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 321-4910

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant	PFDRU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	PFDR	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	PFDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Equity Grant Agreement

On November 14, 2022, Pathfinder Acquisition Corporation, a Cayman Islands exempted company incorporated with limited liability (“Pathfinder” and after the Domestication and the Closing (as defined herein), “New Movella”), entered into an Equity Grant Agreement (the “Equity Grant Agreement”), by and among Pathfinder, FP Credit Partners II, L.P., a Cayman Islands limited partnership, and FP Credit Partners Phoenix II, L.P., a Cayman Islands limited partnership (together with FP Credit Partners II, L.P., the “Grantees”). The Equity Grant Agreement was entered into in connection with the Business Combination Agreement, dated as of October 3, 2022 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Pathfinder, Movella Inc., a Delaware corporation (“Movella”) and Motion Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Pathfinder (“Merger Sub”), pursuant to which, among other things, (i) Pathfinder will domesticate as a Delaware Corporation (the “Domestication”) prior to the closing of the Transaction (as defined below) (the “Closing”) and (ii) Merger Sub will merge with and into Movella, with Movella being the surviving entity (the “Merger”) (the transactions contemplated by the Business Combination Agreement, including the Merger, the “Transaction”).

In connection with the Business Combination Agreement, Pathfinder, Merger Sub, Movella and FP Credit Partners, L.P., on behalf of certain of its managed funds, affiliates, financing parties or investment vehicles (collectively, “FPCP”), entered into a commitment letter (the “Commitment Letter”), dated as of October 3, 2022, pursuant to which, among other things, FPCP committed $75 million of financing to support the Transaction. A portion of FPCP’s commitments under the Commitment Letter has been replaced by the commitments set forth in the Note Purchase Agreement described below. Under the terms of the Commitment Letter, FPCP also committed to cause the Grantees to launch a tender offer (the “Tender Offer”) for the purchase of up to $75 million of Pathfinder’s Class A ordinary shares, par value $0.00001 per share (the “Class A ordinary shares”) and, to the extent the total amount of Class A ordinary shares tendered and actually purchased upon expiration of the Tender Offer is less than $75 million, to purchase from Pathfinder an amount of post-Domestication shares of common stock of New Movella, par value $0.00001 per share (“New Movella Common Stock”) equal to the difference between $75 million and the amount purchased by the Grantees in the Tender Offer (the “Private Placement”).

Pursuant to the Equity Grant Agreement, Pathfinder has agreed to grant 1,000,000 shares of New Movella Common Stock to the Grantees on the closing date of the Transaction (the “Closing Date”). Pathfinder’s obligations to make the equity grant pursuant to the Equity Grant Agreement are subject to, among other things, the Grantees acquiring $75 million of (i) Pathfinder’s Class A ordinary shares pursuant to the Tender Offer, (ii) New Movella Common Stock pursuant to the Private Placement or (iii) a combination thereof.

A copy of the Equity Grant Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Equity Grant Agreement is qualified in its entirety by reference thereto. The Equity Grant Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Equity Grant Agreement or other specific dates, as specified therein. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties, including for the purpose of allocating risk among the parties rather than establishing matters as facts, and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement.

Transaction Support Agreement

On November 14, 2022, Pathfinder, Pathfinder Acquisition LLC, Movella and the Grantees (in such capacity, the “Supporting Shareholders”) entered into a transaction support agreement (the “Transaction Support Agreement”), pursuant to which each Supporting Shareholder agreed to, among other things, (i) be bound by and subject to certain covenants and agreements related to, or in furtherance of, the transactions contemplated by the Business Combination Agreement and the ancillary documents thereto, (ii) vote all equity securities of Pathfinder that the Grantees and their affiliates have or acquire record and beneficial ownership of (the “Subject Securities”), and grant a proxy to Pathfinder (or its applicable designee) to vote such Subject Securities, in each case, in favor of the Business Combination Agreement, the transactions contemplated thereby and certain other proposals to be presented to the shareholders of Pathfinder, (iii) take, or cause to be taken, any actions necessary or advisable to not consent to any direct or indirect transfers of equity securities of Pathfinder on the terms and subject to the conditions set forth in the Transaction Support Agreement and (iv) to refrain from redeeming or tendering any Subject Securities.

A copy of the Transaction Support Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the Transaction Support Agreement is qualified in its entirety by reference thereto. The Transaction Support Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Transaction Support Agreement or other specific dates, as specified therein. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties, including for the purpose of allocating risk among the parties rather than establishing matters as facts, and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement.

Item 8.01	Other Events

Note Purchase Agreement

In connection with the Commitment Letter, on November 14, 2022, Movella and certain of its subsidiaries, Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent, and Credit Partners II AIV, L.P. and FP Credit Partners Phoenix II AIV, L.P., as purchasers (the “Purchasers”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) pursuant to which, (a) Movella issued and sold to the Purchasers, and the Purchasers purchased, senior secured notes of Movella in an aggregate original principal amount of $25 million (the “Pre-Close Facility”), and (b) subject to the fulfillment of certain conditions precedent (including the consummation of the Merger), Movella agreed to issue and sell to the Purchasers, and the Purchasers agreed to purchase, on the Closing Date, senior secured venture-linked notes in an aggregate original principal amount of $75 million (the “VLN Facility”), in each case, for the consideration (including via a deemed sale and purchase, as applicable), as set forth in the Note Purchase Agreement.

The obligations of Movella under the Note Purchase Agreement are guaranteed by certain of its subsidiaries and secured by substantially all of Movella’s and such subsidiaries’ assets. Upon consummation of the Merger, New Movella will also be required to become a secured guarantor of the obligations under Note Purchase Agreement.

The commitment to provide the VLN Facility terminates upon the earliest to occur of (i) the termination of the Business Combination Agreement in accordance with its terms prior to the Closing Date and (ii) April 30, 2023, if the Merger has not been consummated on or prior to April 30, 2023 (the “VLN Termination Date”).

The proceeds of the Pre-Close Facility were used, in part, to refinance certain existing debt of Movella and its subsidiaries and to pay a portion of the transaction expenses associated with the financing arrangements contemplated by the Commitment Letter (the “FP Financing”), with the remaining proceeds available for growth and working capital and general corporate purposes. A portion of the proceeds of the VLN Facility will be used on the Closing Date to refinance the Pre-Close Facility and to pay transaction expenses associated with the FP Financing. After the Closing, the remaining proceeds of the VLN Facility will be available growth and working capital and general corporate purposes.

Interest Rates and Contractual Return

The interest rate per annum applicable to notes under the Note Purchase Agreement is 9.25%; provided, however, if the VLN Termination Date occurs, interest on the notes evidencing the Pre-Close Facility will bear interest at Movella’s option, at either an alternate base rate plus an applicable margin initially of 8.25% per annum or a term SOFR rate, plus an applicable margin initially of 9.25% per annum. The applicable margin on the notes evidencing Pre-Close Notes increases by 0.50% in each year on the November 14 anniversary of the entry into the Note Purchase Agreement. With respect to the notes evidencing the VLN Facility, interest is paid in kind on the last business day of each calendar quarter commencing with the calendar quarter ending immediately after the first to occur of the Closing Date and the VLN Termination Date. Interest is also payable in cash on VLN Termination Date, the Closing Date and the date of any prepayment or repayment of notes (subject however, in certain cases, to the payment of a contractual return, if such contractual return is greater than the amount of all accrued and unpaid interest (other than default interest, if any)). Subject to certain exceptions in connection with certain qualified refinancing events and the repayment of the Pre-Close Facility on the Closing Date, on the date of any voluntary or mandatory prepayment or acceleration of the notes under the Note Purchase Agreement, a scheduled contractual return is required to be paid, if greater than the amount of all accrued and unpaid interest (other than default interest, if any). When such contractual return is paid, such contractual return will be deemed to constitute payment of all accrued and unpaid interest (other than default interest, if any) on the principal amount of notes so prepaid, repaid or accelerated, as applicable, including all interest on the notes that was previously paid in kind. After the Closing, New Movella will have the right, subject to certain exceptions, to cause the Grantees (or their permitted assignees) to sell all or a portion of the shares purchased by such entities in the Tender Offer and the Private Placement at any time in its sole discretion over the life of the VLN Facility, and a percentage of the proceeds (which percentage is a function of when proceeds are generated, based on a predetermined schedule with a sliding scale) of any such sale shall be applied as a credit against the outstanding obligations under of the VLN Facility upon a repayment of the VLN Facility in full or a refinancing event.

Amortization and Prepayments

If the VLN Termination Date occurs, the maturity of Pre-Close Facility will be November 14, 2025. If the Closing occurs, the maturity of the VLN Facility will be five years after the Closing Date. There are no regularly scheduled amortization payments on either the Pre-Close Facility or the VLN Facility until the maturity date therefor, however, there are customary mandatory prepayment events in connection with the receipt of net proceeds from extraordinary receipts and dispositions (subject, in the case of dispositions, to certain customary exceptions and customary reinvestment rights), debt issuances and upon events specified in the Note Purchase Agreement to be a change of control, and the Pre-Close Facility is required to be refinanced in full on the Closing Date with a portion of the proceeds of the VLN Facility. The Pre-Close Facility and VLN Facility may be optionally prepaid in whole or in part. All such prepayments are required to be accompanied by accrued and unpaid interest on the amount prepaid or if greater (excluding default interest, if any), payment of the contractual return.

Certain Covenants and Events of Default

The Note Purchase Agreement contains a number of covenants that, among other things, restrict, in each case subject to certain exceptions, Movella’s and its subsidiaries (and after the Closing, New Movella) to:

•	create, assume or suffer to exist liens and indebtedness;

•	make investments;

•	engage in mergers or consolidations, liquidations, divisions or the disposal of all or substantially all of such person’s assets;

•	make dispositions or have subsidiaries that are not wholly-owned;

•	declare or make dividends or other distributions or certain restricted payments to or on account of equity holders, or prepay indebtedness;

•	make material changes to its line of business;

•	engage in affiliate transactions; and

•	after the Closing Date, permit New Movella to conduct or engage in any business or operations, other than in its capacity as a holding company and activities incidental thereto.

The Note Purchase Agreement also contains a financial covenant requiring Movella and its subsidiaries (or, after the Closing, New Movella and its subsidiaries) to achieve positive EBITDA on a consolidated basis, commencing with the last day of the fiscal quarter ending June 30, 2024 and as of the last day of each fiscal quarter thereafter.

The Note Purchase Agreement contains customary events of default, including nonpayment of principal, interest or other amounts; material inaccuracy of a representation or warranty; violation of specific covenants identified in the Note Purchase Agreement; cross default and cross-acceleration to material indebtedness; bankruptcy and insolvency events; unsatisfied material judgments; actual or asserted invalidity of the Note Purchase Agreement, related note documents or other material documents entered into in connection with FP Transactions, and events specified to be a change of control.

A copy of the Note Purchase Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of the Note Purchase Agreement is qualified in its entirety by reference thereto. The Note Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Note Purchase Agreement or other specific dates, as specified therein. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties, including for the purpose of allocating risk among the parties rather than establishing matters as facts, and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Note Purchase Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly, and are subject to a contractual standard of materiality different from that generally applicable to shareholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Equity Grant Agreement, dated as of November 14, 2022, by and among Pathfinder Acquisition Corp., FP Credit Partners II, L.P. and FP Credit Partners Phoenix II, L.P.

10.2	Transaction Support Agreement, dated as of November 14, 2022, by and among Pathfinder Acquisition Corp., Movella Inc., Pathfinder Acquisition LLC, FP Credit Partners II, L.P. and FP Credit Partners Phoenix II, L.P.

10.3†	Note Purchase Agreement, dated as of November 14, 2022, by and among Movella, Inc., Movella Technologies N.A. Inc., Movella Canada Company, Griffin Holdings Limited, Kinduct Technologies Inc., Wilmington Savings Fund Society, FSB, FP Credit Partners II AIV, L.P. and FP Credit Partners Phoenix II AIV, L.P.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2022

PATHFINDER ACQUISITION CORPORATION

By:	/s/ David Chung
Name:	David Chung
Title:	Chief Executive Officer